Exhibit 99.1

Global 8 Environmental Technologies, Inc. appoints environmentalist and executive, Julio Ferreira, to its Board of Directors

Newport Beach, Calif.—Global 8 Environmental Technologies, Inc. (OTCBB: GBLE), a leading provider of environmental technology solutions today announced the appointment of Julio Ferreira to its board of directors.

Julio Ferreira is an accomplished environmentalist and business professional with nearly two decades of experience as a negotiator and consultant for projects focused on ecological marketing. He has extensive expertise in full-service marketing and investment guidance for domestic and international corporations.

He is the Co-Founder of the Brazil-U.S. Green Technology Trade Association, an organization focused on building cooperation between the United States and Brazil in the areas of green technology and alternative energy. From 2004-2007, Mr. Ferreira served as Managing Partner of Sphaera International Partnerships, a full-service marketing and  public relations firm. In 2003, he served as the Special Environment Secretary for the city of Santa Rita de Jacutinga, in Brazil. From 1997-1999, Mr. Ferreira was hired as a consultant by the Scandinavian firm, Odebrecht, to coordinate and compile information and plans for Veracel, a $2 billion agricultural/industrial project for the protection of the environment and sustainability of natural resources for eight municipalities in the Bahia State in Brazil. From 1993-2003, Mr. Ferreira served as a Director of Clean Beach, Inc., where he developed and supervised a project to salvage a beach at Praia de Ramos in Bahia da Guanabara. With the backing of a Scandinavian firm, and the government of Rio de Janeiro State, Clean Beach, Inc., cleaned the beach and constructed a half-mile-long sea-front pool, which is now enjoyed by thousands of low-income Brazilians. Mr. Ferreira served as Secretary of Environmental Protection, Volta Redonda, Rio de Janeiro State in 1992. Julio Ferreira also served as a Council Member for Volta Redonda, and later served as the First Executive Secretary of the Legislative House in the Municipal City Council, where initiated and successfully carried out a $200 million plan with Companhia Siderugica Nacional to compensate the city for damage done by its steel foundry. The project significantly reduced pollution, strengthened the infrastructure and increased income into the area.

“The environment is an issue that transcends borders,” said Julio Ferreira. “I am proud to be associated with a company like Global 8 because of their truly global strategy to solve the environmental crises we are all facing, and look forward to helping the company grow.”

“We welcome Julio to the board and look forward to benefitting from his expertise,” said Javan Khazali, Chief Executive Officer of Global 8 Environmental Technologies, Inc. “Julio’s vast experience in environmental solutions sector, coupled with his strong ties to Latin American businesses make him a valuable asset to our organization.”

About Global 8 Environmental Technologies, Inc.

Global 8 Environmental Technologies, Inc. works with world-class partners and consultants to provide solutions for the health and recovery of our environment. The company has the vision, the people, the know-how, the technologies, the financing and the contracts. It applies all these resources to create a clean and healthy global community for the next generation in a way that provides environmental and financial benefits to all our stakeholders.

Forward-Looking and Cautionary Statements:

Certain statements contained herein, including, without limitation, statements containing the words "believes," "intends" and other words of similar import, constitute "forward-looking statements" within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Global 8 Environmental Technologies, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Global 8 Environmental Technologies, Inc. disclaims any obligation to update or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Contact:
Global 8 Environmental Technologies, Inc.
Phone: 949-718-4425
Web:  http://www.g8et.com
Email: mediarelations@g8et.com